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                                                                    Exhibit 99.1


SALTON ANNOUNCES AGREEMENT IN PRINCIPLE WITH ANGELO GORDON FOR PRIVATE DEBT EXCHANGE

LAKE FOREST, IL -- June 23, 2005 --Salton, Inc. (NYSE--SFP) announced today that it has entered into an agreement in principle with Angelo, Gordon & Co., L.P., as discretionary investment manager for and on behalf of certain investment funds and accounts which beneficially own approximately $41.3 million or 33% of Salton's outstanding 10-3/4% Senior Subordinated Notes due December 15, 2005 (the "2005 Notes"), to participate in a private debt exchange offer for the outstanding 2005 Notes and the outstanding 12-1/4% Senior subordinated notes due April 15, 2008 (the "2008 Notes" and, together with the 2005 Notes, the "Notes"). Under the terms of the exchange offer, which would be made available to qualified holders of 2005 Notes and, subject to proration, 2008 Notes, tendering holders would receive in exchange for the 2005 Notes and/or 2008 Notes an aggregate principal amount of new notes under a Salton second lien credit facility as follows:

         o with respect to tendered 2005 Notes, the exchange ratio will range from .60 to .675 depending on the aggregate principal amount of the 2005 Notes tendered in the Exchange Offer. The exchange ratio will be the sum of (a) .60 and (b) the Incremental 2005 Note Participation Percentage. The "Incremental 2005 Note Participation Percentage" will be the product of (a) .075 multiplied by (b) the ratio of (x) the amount, if any, by which the aggregate amount of 2005 Notes tendered in the exchange offer exceeds $75 million, over (y) $50 million; provided that if the aggregate principal amount of 2005 Notes tendered for exchange does not exceed $75 million, the Incremental 2005 Note Participation Amount will be zero.

         o with respect to tendered 2008 Notes, the exchange ratio will be .60.

The maximum aggregate principal amount of new notes to be issued under the second lien credit facility in the exchange offer would not exceed $110 million. The second lien credit facility would mature on January 15, 2008 and would bear interest at LIBOR plus 7%, payable semi-annually in cash.

In addition, for each $1,000 of new notes issued to a holder of 2005 Notes and/or 2008 Notes in the exchange offer, such holder would also receive:

         o 1.3636 shares of Series C Preferred Stock with a liquidation preference equal to $100.00 (the aggregate number of shares of the Series C Preferred Stock to be issued if the maximum of $110 million of new notes are issued in the exchange offer would be 150,000 with an aggregate liquidation preference of $15 million); provided that fractional shares would be paid in cash. The Series C Preferred Stock would: (i) rank on parity with the Series A Voting Convertible Preferred Stock and senior to the Series B Junior Participating Preferred Stock;
                  (ii) be non-dividend bearing and non-voting (except as required under Delaware law); (iii) be redeemable by the holders upon a change of control at the liquidation preference plus a rate of 5% per annum compounded annually on each anniversary of the issuance date; and (iv) be redeemable by Salton at the face amount on the fifth anniversary of the issuance date.


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         o        20.58 shares of Common Stock (the aggregate number of shares of Common Stock to be issued if the maximum of $110 million of new notes are issued in the exchange offer would be 2,263,880); provided that fractional shares would be paid in cash. The shares of Common Stock would be subject to a registration rights agreement with Salton.

Upon the closing of the exchange offer, a new independent board member designated by the holders of a majority of the Notes tendered would be added to Salton's Board of Directors, which board member would be reasonably acceptable to the existing Board of Directors of Salton.

In connection with the exchange offer, each tendering holder of 2005 Notes would consent to an amendment to the indenture governing the 2005 Notes to remove substantially all of the covenants set forth in such indenture.

The closing of the exchange offer is subject to various conditions, including: all documentation necessary to consummate the exchange offer being acceptable to Angelo Gordon; holders of at least $75,000,000 of aggregate principal amount of the 2005 Notes participating in the exchange offer; the execution by the senior lenders of an amendment to Salton's senior secured credit facility to, among other things, permit the exchange offer; and the execution by the indenture trustee of the amendment to the indenture governing the 2005 Notes. There can be no assurance that these conditions will be satisfied, that the exchange offer will be consummated or, if consummated, the exchange offer will reflect the foregoing terms.

None of the securities proposed to be issued in connection with the exchange offer (including the new notes and shares referenced herein or in the term sheet attached to the agreement with Angelo Gordon, which is attached as an exhibit to the Form 8-K described below) have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will file shortly after the issuance of this press release a Form 8-K with the Securities and Exchange Commission (the "SEC"), including the agreement with Angelo Gordon, as well as the principal terms of the exchange offer and this press release as exhibits thereto. Neither the Form 8-K nor the exhibits attached thereto, including this press release, constitute an offer to sell or the solicitation of offers to buy any securities or constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT SALTON, INC.

Salton, Inc. is a leading designer, marketer and distributor of branded, high quality small appliances, electronics, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, tabletop products, time products, lighting products, picture frames and personal care and wellness products. The company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse(TM), Toastmaster(R), Mellitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It believes its strong market position results from its well-known brand names, high quality and innovative products, strong relationships with its customers base and its focused outsourcing strategy.

Certain matters discussed in this new release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set



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forth in the forward-looking statements. These factors include: Salton's ability to refinance $125 million, 10-3/4% Subordinated Notes due December 15, 2005; Salton's ability to realize the benefits it expects from its U.S. restructuring plan; Salton's substantial indebtedness and restrictive covenants in Salton's debt instruments; Salton's ability to access the capital markets on attractive terms or at all; Salton's relationship and contractual arrangements with key customers, suppliers and licensors; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of Salton's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in Salton's Securities and Exchange Commission Filings.




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